Suite 300, One Bentall Centre 505 Burrard Street Vancouver, BC, V7X 1M3 www.counterpath.com

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the "Amendment") is dated for reference the 23rd day of September, 2019.

BETWEEN

COUNTERPATH TECHNOLOGIES INC., a company incorporated under the laws of the Province of British Columbia and having an office at Suite 300, One Bentall Center, 505 Burrard Street, Vancouver, British Columbia, V7X 1M3.

(hereinafter referred to as the "Company")

AND

Karen Luk having an address for notice at ***

(hereinafter referred to as the "Employee")

WHEREAS:

A. The Company and the Employee entered into an Employment Agreement dated May 17th, 2018  (the "Agreement"); and

B. The Employee and the Company wish to amend the terms of Agreement between them.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good consideration, the Agreement is modified as follows, with such modifications having such effective as of September 20, 2019, except as otherwise noted..

Replace Sections 2., 7. and 13. with the following:

2. Salary. The Company shall pay the Employee a salary of $135,000 per year for the services of the Employee, payable at regular payroll periods established by the Company. This salary increase shall be effective as of October 1, 2019. The Employee's salary will be subject to deductions for Income Tax, Canada Pension Plan and Employment Insurance remittances (collectively the "Government Deductions") and for the Employee's contributions to the employee benefit plan to be established by the Company on terms approved by the Directors of the Company ("Benefit Deductions").

7. Duties and Position. The Company will employ the Employee in the capacity of VP of Finance.  The Employee's duties shall include but not be limited to those outlined in Appendix A of this amendment. The Employee agrees that his duties may be reasonably modified at the Company's discretion from time to time.  The Employee will report to the David Karp, CEO or such person designated by the CEO (hereafter referred to as "Manager") and will comply with all lawful instructions given by his/her Manager.

13. The Employee is entitled to four (4) weeks of vacation each year, pro-rated for partial years of employment. This vacation increase shall be effective as of October 1, 2019. Vacation may be taken as earned. Such vacation will be subject to the Company's policies relating to the scheduling and limitations on carry-over of vacations.

This Amendment is part of the Agreement between Employee and Company and together with the Agreement, contains the entire agreement of the parties as to its subject matter as of the Effective Date of this Amendment.  Except as expressly amended by this Amendment, the Agreement remains in full force and effect according to its terms.  In the event of any direct conflict between this Amendment and the terms and conditions of the Agreement, this Amendment governs.

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first above written.

COUNTERPATH TECHNOLOGIES INC.	|	Karen Luk
|
|
/s/ David Karp	|	/s/ Karen Luk
(Authorized Signature)	|	Signature of Employee
|
|
September 24, 2019
	|	Date Signed

APPENDIX A

Job Title	VP of Finance
Reports to	Chief Financial Officer, otherwise Chief Executive Officer ("Manager")

Job purpose

The VP of Finance is responsible for the financial and fiscal management aspects of company operations. The VP of Finance provides leadership and coordination of company financial planning, debt financing, and budget management functions and ensure company accounting principles and reporting conform to generally accepted accounting principles. This role is a roll up your sleeves, hands-on type position involving active day-to-day management of a team of direct reports.

Duties and responsibilities

  Prepare quarterly and annual financial reports and statements under U.S. GAAP that are filed with the SEC;
  Act as Principal Accounting Officer and Principal Financial Officer for SEC reporting purposes;
  Prepare accurate and timely financial reports and budgets for Manager, audit committee meetings, executive and board meetings, annual general meetings and presentations;
  Prepare working papers and coordination of external audits/ reviews of annual and quarterly financial statements;
  Lead the development and implementation of financial systems and internal controls in compliance with SOX and internal quality systems;
  File federal and state taxes in U.S. and Canadian jurisdictions;
  Maintain stock option and DSU records;
  Oversee invoicing, accounts receivable and accounts payable, payroll;
  Keep abreast of U.S. GAAP and revenue recognition developments;
  Manage finance team and recruits for team members as required;
  Manage auditors;
  Assist Manager in preparation of investor presentations;
  Assist Manager in strategic considerations and corporate development.

Qualifications:

  CPA designation
  5-10 years of public company experience
  U.S. GAAP is a must have
  Revenue recognition and transfer pricing experience
  Experience in SaaS based software companies is an asset
  Experience with cross border tax is an asset
  Expert in MS Excel, pivot tables
  Worked with Sage or a similar accounting ERP system